Exhibit 1


                           Selected Dealers Agreement

Dear Ladies and Gentlemen:


Section 1. Introduction.

The Murdock Group Career Satisfaction Corporation ("Company"), a Utah corporation, proposes to issue and sell 2,500,000 of its class A common voting shares, and certain stockholders of the Company (collectively referred to as the "Selling Stockholders") propose to sell 181,500 shares of the Company's issued and outstanding Common Stock, to the general public at the price of $5 per share through selected dealers named in Schedule A (the "Dealers"), who are acting severally and not jointly.

Collectively, such total of 2,681,500 shares of Common Stock proposed to be sold by the Company and the Selling Stockholders is hereinafter referred to as the "Shares." The Company and each of the Selling Stockholders hereby confirm their agreements with the Dealers as follows:

Section 2. Representations and Warranties of the Company.

The Company represents and warrants to the several Dealers that:

(a) A registration statement on Form SB-2 (File No. 333-65319) has been prepared and filed with the Securities and Exchange Commission ("Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" unless indicated to the contrary, all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. There has been or will promptly be delivered to you a signed copy of such registration statement and amendments, complete with exhibits.

(b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto.

(c) The Company has been duly incorporated and are validly existing as corporations in good standing, with corporate power and authority to own their properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation under the corporation law of, and are in good standing as such in, each jurisdiction in which it owns or leases substantial properties, has an office, or in which substantial business is conducted and such qualification is required.


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(d)      The issued and  outstanding  shares of capital  stock of the Company as set  forth in the  Prospectus  have been duly  authorized  and  validly
         issued,  are  fully  paid  and   nonassessable,   and  conform  to  the
         description thereof contained in the Prospectus.

(e) The making and performance by the Company of this Agreement have been duly authorized by all necessary corporate action and will not violate any provision of the Company's charter or bylaws and will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company is a party or by which the Company may be bound or affected, or any order, rule or regulation applicable to the Company of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company was or is now a party or by which it is bound. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Dealers and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly executed and delivered by the Company.

(f) The accountants who have expressed their opinions with respect to certain of the financial statements and schedules included in the Registration Statement are independent accountants as required by the 1933 Act.

(g) The consolidated financial statements and schedules of the Company included in the Registration Statement present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

(h) The Company is not in violation of its charter or in default under any consent decree, or in default with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, in each case, except for defaults which immaterial.

(i) There are no material legal or governmental proceedings pending, or to the Company's knowledge, threatened to which the Company is or may be a party or of which material property owned or leased by the Company or any subsidiary is or may be the subject, or related to environmental or discrimination matters which are not disclosed in the Prospectus, or which question the validity of this Agreement or any action taken or to be taken pursuant hereto or thereto.

(j) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company. The Company holds its leased properties which are material to the Company under valid and binding leases.

(k) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might


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         reasonably  be expected to cause or result,  under the  Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in its condition (financial or otherwise) or results of operations nor any material change in its capital stock, short-term debt or long-term debt.

(m) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(n) The Company owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights ("Trade Rights") material to the business of the Company. The Company has not received any notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of, and the Company has not infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict would have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company.

(o) The conduct of the business of the Company is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a material adverse effect upon the condition (financial or otherwise) or results of operations of the Company.

(p) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

(q) The Company has filed all necessary federal and state income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could be expected to have a material adverse affect upon the condition (financial or otherwise) or results of operations of the Company.

(r) Upon successful completion of this offering, the Company will file an application to list the Shares on the Nasdaq SmallCap Market. If we fail to meet these standards, we plan to apply for a listing of our shares on the NASD OTC Bulletin Board. The Company has received notification that Nasdaq has reserved for the Company the ticker symbol "JOBS."

Section 3. Representations, Warranties and Covenants of the Selling Stockholders

Each Selling Stockholder severally represents and warrants to, and agrees with, the Company and the Dealers that:

(a) Such Selling Stockholder has and will have, valid marketable title to the Shares proposed to be sold by such Selling Stockholder hereunder on such date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights; and upon delivery of and payment for such Shares hereunder, the Dealers will


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         acquire valid  marketable  title thereto,  free and clear of all voting trust arrangements, liens, encumbrances, equities, claims and community property rights.

(b) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(c) Each preliminary prospectus, insofar as it has related to such Selling Stockholder and, to the knowledge of such Selling Stockholder in all other respects, as of its date, has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading.

Section 4. Purchase, Sale and Delivery of Shares

On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, severally and not jointly, agree to sell to the Dealers named in Schedule A hereto, and the Dealers agree, severally and not jointly, to devote their "best efforts" to sell Shares on the terms set forth in the prospectus, receiving as compensation therefore 10% of the price of the Shares sold by each such Dealer.

Section 5. Expenses

Each party shall pay all expenses of performing the duties allocated to it under this Agreement.

Section 6. Covenants of the Company

The Company covenants and agrees that:

(a) The Company will advise you and the Selling Stockholders promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you and the Selling Stockholders promptly of any request of the Commission for amendment or supplement of the
         Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

(b) The Company will give you and the Selling Stockholders notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Dealers in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you and the Selling Stockholders with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Dealers shall reasonably object.

(c) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which


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         the Prospectus,  including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the
         Prospectus,   including  any  amendments  or  supplements  thereto  and
         including any revised prospectus which the Company proposes for use by the Dealers in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; and, in case any Dealer is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Dealer, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

(d) The Company will not incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

(e) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Dealer or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

(f) The Company will cooperate with the Dealers in qualifying or registering the Shares for sale under the blue sky laws of such jurisdictions as the Company and the Dealer may agree, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares.

(g) The Company will use the net proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus.

(h) The Company will comply with all applicable registration, filing and reporting requirements of the Exchange Act and the Nasdaq SmallCap Market and will file with the Commission in a timely manner all reports on Form SR required by Rule 463 and will furnish you copies of any such reports you may request as soon as practicable after the filing thereof.

Section 7. Indemnification

The Company and Selling Shareholders agree to indemnify and hold harmless each Dealer, and each Dealer agrees to indemnify the Company and the Selling Shareholders, against any losses, claims, damages or liabilities, joint or several, to which such party may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, arising out of such party's own conduct with respect to this offering. The provisions of this Section shall survive any termination of this Agreement.

Section 8. Termination

Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this agreement may be terminated by any party at any time for any reason. The respective indemnities, agreements, representations, warranties


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and  other  statements  of  the  Company,  of  its  officers,   of  the  Selling
Stockholders and of the several Dealers set forth in or made pursuant to this Agreement will remain in full force and effect, and will survive delivery of and payment for the Shares sold hereunder.

Section 9. Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

Section 10. Signatures

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholders and the several Dealers including you, all in accordance with its terms.


Very truly yours,
The Murdock Group Career Satisfaction Corporation


By /s/ KC Holmes
   ----------------------------------
KC Holmes, Chief Executive Officer


Selling Stockholders


By /s/ KC Holmes
   ----------------------------------

KC Homes, Agent and Attorney-in-Fact

Selected Dealer Agreement


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